Exhibit 3.1

FLORIDA DEPARTMENT OF STATE DIVISION OF CORPORATIONS INSTRUCTIONS FOR RESTATED ARTICLES OF INCORPORATION The following are instructions, a cover letter and sample restated articles of incorporation pursuant to Chapter 607 and 621 Florida Statutes (F.S.). NOTE: THIS IS A BASIC FORM MEETING MINIMAL REQUIREMENTS FOR FILING RESTATED ARTICLES OF INCORPORATION. The Division of Corporations strongly recommends that corporate documents be reviewed by your legal counsel. The Division is a filing agency and as such does not render any legal, accounting, or tax advice. If changing the entity name, a preliminary search for name availability can be made on the Internet through the Division’s records at www.sunbiz.org. Preliminary name searches are no longer available from the Division of Corporations. You are responsible for any name infringement that may result from your corporate name selection. Pursuant to Chapter 607 or 621 F.S., the restated articles of incorporation must set forth the following: 1: The name of the corporation. 2: The text of the restated articles of incorporation. 3: A statement that the restated articles consolidate all amendments into a single document. 4. If one or more new amendments are included in the restated articles, the statements required under s. 607.1006 F.S. with respect to each new amendment. An Effective Date : An effective date may be added to the Restated Articles of Incorporation, otherwise the date of receipt will be the file date. (An effective date can not be more than ninety (90) days after the date of filing). The fees for filing a restated articles of a profit corporation are : Filing Fee Certified Copy (optional) $35.00 $ 8.75 (plus $1 per page for each page over 8, not to exceed a maximum of $52.50). $ 8.75 Certificate of Status (optional) Make checks payable to: Florida Department of State Mailing Address: Amendment Section Department of State Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 (850) 245 - 6050 Street Address: Amendment Section Department of State Division of Corporations The Centre of Tallahassee 2415 N. Monroe Street, Suite 810 Tallahassee, FL 32303 (850) 245 - 6050

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COVER LETTER Department of State Amendment Section Division of Corporations P. O. Box 6327 Tallahassee, FL 32314 SUBJECT: Neighpart International Corp. CORPORATE NAME Enclosed are an original and one (1) copy of the restated articles of incorporation and a check for: ☐ $35.00 Filing Fee ☐ $43.75 Filing Fee & Certificate of Status ☐ $43.75 Filing Fee & Certified Copy ☐ $52.50 Filing Fee, Certified Copy & Certificate of Status ADDITIONAL COPY REQUIRED FROM: Oscar Bernal/B&P INT'L CONSULTING, LLC Name (Printed or typed) 20301 SW 106th Ave Address Miami, FL 33189 City, State & Zip NOTE: Please provide the original and one copy of the document . 2159629378 Daytime Telephone number bpinterconsulting@gmail.com E - mail address: (to be used for future annual report notification)

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RESTATED ARTICLES OF INCORPORATION In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit) \ ARTICLE I NAME The name of the corporation is: ARTICLE II RESTATEDARTICLES Neighpart International Corp. The "ARTICLE FIFTH. Authorized Shares" shall be modified The text of the Restated Articles is as follows: _ To read based on the attached paragraphs.

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ARTICLE III OFFICERS AND/OR DIRECTORS (optional) If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added: (Attach additional sheets, if necessary) Please note the officer/director title by the first letter of the office title: P = President ; V= Vice President ; T= Treasurer ; S= Secretary ; D= Director ; TR= Trustee ; C = Chairman or Clerk ; CEO = Chief Executive Officer ; CFO = Chief Financial Officer . If an officer/director holds more than one title, list the first letter of each office held . President, Treasurer, Director would be PTD . Changes should be noted in the following manner . Currently John Doe is listed as the PST and Mike Jones is listed as the V . There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S . These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add . Example: John Doe Mike Jones Sally Smith PT V SV X Change X Remove X Add Name Title Type of Action (Check One) Addres s 1) Change Add Remove 2) Change Add Remove 3 ) Change Add Remove 4) Change Add Remove 5) Change Add Remove 6 ) Change Add Remove

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ARTICLE IV A MENDED REGISTERED AGENT ( OPTIONAL ) The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is: Name: Address: Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity Required Signature/Registered Agent Date ARTICLE VI ARTICLE CONSOLIDATION These restated articles of incorporation consolidate all amendments into a single document; ARTICLE VII REQUIRED ADOPTION INFORMATION Check if applicable: The amendment(s) is/are being filed pursuant to s. 607.0120(11)€, F.S. The date of each amendment(s) adoption is: January 11, 2023 if other than the date this document is signed. Adoption of Amendment(s) (CHECK ONE) The amendment(s) was/were adopted by the incorporators, or board of director without shareholder action and shareholder action was not required. The amendment(s) was/were adopted by the shareholders. Then number of votes cast for the amendment(s) by the shareholder was/were sufficient for approval. The amendment(s) was/were approved by the shareholders through voting group. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s). “The number of votes cast for the amendment was/were sufficient for approval by (voting group)

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ARTICLE VIII EFFECTIVE DATE: Effective date, if other than the date of filing: . (OPTIONAL) (If an effective date is listed, the date must be specific and cannot be more than 90 days after the filing.) Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records. I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. Dated : Signature : (By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee or other court appointed fiduciary by that fiduciary) (Typed or printed name of person signing) (Title of person signing) January 11, 2023

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